EXHIBIT 4.4



                                        FORM OF MORTGAGE LOAN PURCHASE AGREEMENT









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     This Loan Purchase Agreement, dated as of [     ], by and between [     ],
a [     ] corporation, its successors and assigns (the "Transferor"), and Home
Equity Securitization Corp., a [     ] corporation and its successors (the
"Depositor").

                              W I T N E S S E T H:

     WHEREAS, Exhibit A attached hereto and made a part hereof as such Exhibit A may be amended from time to time to reflect additions and deletions lists certain Loans (as defined herein) owned by the Transferor that the Transferor desires to sell to the Depositor and that the Depositor desires to purchase;

     WHEREAS, it is the intention of the Transferor and the Depositor that simultaneously with the Transferor's conveyance of the Loans to the Depositor on the Closing Date, (a) the Depositor shall sell, transfer, assign, set over and otherwise convey to the Issuer, all of the right, title and interest of the Depositor in and to the Trust Estate pursuant to a Sale and Servicing Agreement
to be dated as of [     ] (the "Sale and Servicing Agreement"), to be entered
into by and among the Depositor, as depositor, [     ], as transferor (the
"Transferor"), [     ], as servicer (in such capacity, the "Servicer")
and [    ], as indenture trustee (the "Indenture Trustee") and co-owner trustee
(the "Co-Owner Trustee") and (b) the Issuer shall pledge to the Indenture Trustee the Trust Estate and the Indenture Trustee, pursuant to the written instructions of the Issuer, shall execute and cause to be authenticated and delivered the Notes to the Depositor or its designee, upon the order of the Issuer. Upon the formation of the Issuer and prior to the Issuer's purchase of the Loans from the Depositor, the Owner Trustee pursuant to the instructions of the owners of the Residual Interests, shall execute (not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer) and cause to be authenticated and delivered the Residual Interests to the initial Certificateholders designated in the Trust Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.1 Definitions. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Sale and Servicing Agreement.

     Agreement: This Loan Purchase Agreement and all amendments hereof and supplements hereto.

     Class: With respect to the Notes, all Notes bearing the same Class designation.

     Class A1 Note, Class A2 Note, Class A3 Note, Class A4 Note, Class M1 Note, Class M2 Note and Class B Note: The respective meanings assigned thereto in the Indenture.


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     Cut-Off Date: With respect to the Initial Loans, the close of business on [
].

     Defective Loan: As defined in Section 3.4 of this Agreement.

     Depositor: Home Equity Securitization Corp., a North Carolina corporation, and any successor thereto.

     Indenture: The Indenture, dated as of [ ], between the Issuer and the Indenture Trustee.

     Loan: Any home loan sold pursuant to the terms hereof as indicated by its designation on the Loan Schedule attached hereto as Exhibit A. As applicable, a Loan shall be deemed to refer to the related Debt Instrument, Mortgage and any related Foreclosure Property. The term "Loan" includes any Subsequent Loan.

     Loan File: As defined in Section 2.4.

     Loan Sale Agreement: The loan sale agreement between [ ] as Seller and the Transferor, as Purchaser, dated as of [ ].

     Loan Schedule: The schedule of Loans attached hereto as Exhibit A, such schedule identifying each Loan by address (including the related state and Zip code) of the related Mortgaged Property, if any, and the name(s) of each Mortgagor and setting forth as to each Loan the following information: (i) the Principal Balance as of the Cut-Off Date, (ii) the account number, (iii) the original principal amount, (iv) the Due Date, (v) whether such Loan is a Fixed Rate Loan or an Adjustable Rate Loan, (vi) for each Fixed Rate Loan, the Loan Interest Rate and for each Adjustable Rate Loan, the Gross Margin, (vii) the first date on which a Monthly Payment is due under the related Debt Instrument,
(viii) the Monthly Payment, (ix) the maturity date of the related Debt Instrument, and (x) the remaining number of months to maturity as of the Cut-Off Date.

     Officer's Certificate: A certificate delivered to the Depositor signed by the President or a Vice President or an Assistant Vice President of the Transferor, in each case, as required by this Agreement.

     Purchase Price: As defined in Section 2.2 herein.

     Purchaser: The Transferor as Purchaser under the Loan Sale Agreement.

     Purchaser's Loan File: As defined in Section 2.5(c).

     Qualified Substitute Loan: A home loan or home loans substituted for a Defective Loan pursuant to Section 2.6 or 3.5, which (i) is a Fixed Rate Loan if the related Defective Loan is a Fixed Rate Loan, (ii) has or have an interest rate or rates of not less than two percentage points fewer and not more than two percentage points greater than the Loan Interest Rate for the Defective Loan,
(iii) matures or mature not more than two years later than and not more than two years earlier than the Defective Loan (provided, however, that no such Qualified Substitute Loan shall mature later than the latest maturing Loan in the Trust as of the Closing Date), (iv) has or


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have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) equal to or less than the Principal Balance of the Defective Loan as of such date, (v) has or have a lien priority equal or superior to that of the Defective Loan, (vi) has or have a borrower with a comparable credit grade classification to the credit grade classification of the borrower with respect to the Deleted Loans, including a FICO Score that is no more than 10 points below that of such Deleted Loan; and
(vii) complies or comply as of the date of substitution with each representation and warranty set forth in Section 3.4 (including without limitation satisfaction of the condition set forth in Section 3.3(af) as not constituting a "real estate mortgage" if the related Defective Loan did not constitute a "real estate mortgage") and is or are not more than 29 days delinquent as of the date of substitution for such Deleted Loan. For purposes of determining whether multiple mortgage loans proposed to be substituted for one or more Deleted Loans pursuant to Section 2.6 or 3.5 are in fact "Qualified Substitute Loans" as provided above, the criteria specified in clauses (i) and (iii) above may be considered on an aggregate or weighted average basis, rather than on a loan-by-loan basis (e.g. so long as the weighted average Loan Interest Rate of any loans proposed to be substituted is not less than two percentage points fewer than and not more than two percentage points greater than the Loan Interest Rate for the designated Deleted Loan or Loans, the requirements of clause (i) above would be deemed satisfied).

     Repurchased Loan: Any Loan that has been repurchased pursuant to clause
(ii) of the fourth sentence of Section 3.4(a).

     Registration Statement: means that certain registration statement on Form S3, as amended (Registration No. _________________) relating to the offering by the Depositor from time to time of its ________________________________
(Issuable in Series) as heretofore declared effective by the Commission.

     Seller: [     ] as Seller under the Loan Sale Agreement.

     Termination Event: means the existence of any one or more of the following conditions:


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          (a) a stop order suspending the effectiveness of the Registration
     Statement shall have been issued or a proceeding for that purpose shall have been initiated or threatened by the Commission; or

          (b) subsequent to the execution and delivery of this Agreement, a downgrading, or public notification of a possible change, without indication of direction, shall have occurred in the rating afforded any of the debt securities or claims paying ability of any person providing any form of credit enhancement for any of the Notes, by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; or

          (c) subsequent to the execution and delivery of this Agreement, there shall have occurred an adverse change in the condition, financial or otherwise, earnings, affairs, regulatory situation or business prospects of the Seller reasonably determined by the Depositor to be material; or

          (d) subsequent to the date of this Agreement there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities substantially similar to the Notes; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the engagement by the United States in hostilities, or the escalation of such hostilities, or any calamity or crisis, if the effect of any such event specified in this clause (iii) in the reasonable judgment of the Depositor makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus Supplement. Transferor: [ ], in its capacity as the transferor hereunder.

     Trust Agreement: The Trust Agreement dated as of [     ], among the
Depositor, the Company, the Co-Owner Trustee and the Owner Trustee.

     Trust Estate: The assets subject to the Sale and Servicing Agreement, the Trust Agreement and the Indenture and assigned to the Issuer, which assets consist of: (i) such Loans and other home loans as from time to time are subject to the Sale and Servicing Agreement as listed in the loan schedule attached to the Sale and Servicing Agreement, as the same may be amended or supplemented from time to time including the addition of Subsequent Loans, the removal of Deleted Loans and the addition of Qualified Substitute Loans (as defined in the Sale and Servicing Agreement and not as defined herein), together with the Servicer's Loan Files and the Trustee's Loan Files relating thereto and all proceeds thereof, (ii) all payments in respect of interest received with respect to the Loans and any other home loans as from time to time are subject to the Sale and Servicing Agreement as listed in the loan schedule attached to the Sale and Servicing Agreement, as the same may be amended or supplemented from time to time including the addition of Subsequent Loans, the removal of Deleted Loans and the addition of Qualified Substitute Loans (as defined in the Sale and Servicing Agreement and not as defined herein) on or after the Cut-Off Date or Subsequent Cut-Off Date as applicable and all payments received with respect to principal, on or after the Cut-Off Date or Subsequent Cut-Off Date as applicable, (iii) such assets as from time to time are identified as Foreclosure Property, (iv) such assets and funds as are from time to time are deposited in the Collection Account, the Note


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Distribution Account and the Certificate Distribution Account, including amounts on deposit in such accounts which are invested in Permitted Investments, (v) the Transferor's and the Seller's rights under all insurance policies with respect to the Loans and any Insurance Proceeds, (vi) Net Liquidation Proceeds, Post Liquidation Proceeds and Released Mortgaged Property Proceeds, (vii) all right, title and interest of the Servicer and the Transferor in and to the rights and obligations of any Subservicer, pursuant to any Subservicing Agreement, and
(viii) all rights, title and interest of the Depositor in and to the obligations of the Transferor under this Agreement.

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                                   ARTICLE II
                     PURCHASE, SALE AND CONVEYANCE OF LOANS

     Section 2.1 Agreement to Purchase. (a) Subject to the terms and conditions of this Agreement, the Transferor hereby sells, transfers, conveys, and assigns and the Depositor hereby purchases the Loans.

          (b) The Depositor and the Transferor have agreed upon which of the Transferor's Loans are purchased by the Depositor pursuant to this Agreement, and the Transferor has prepared a Loan Schedule. The Loan
     Schedule is attached hereto as Exhibit A.

          (c) The closing for the purchase and sale of the Loans shall take
     place at the offices of [    ], at 10:00 a.m., [    ] time, on [    ] or
     such other place and time as the parties shall agree (such time being herein referred to as the "Closing Date").

     Section 2.2 Purchase Price. On the Closing Date, as full consideration for the Transferor's sale of the Loans to the Depositor, the Depositor will deliver to the Transferor an amount in cash equal to $_____________________, payable in immediately available funds.

     Section 2.3 Conveyance of Loans; Possession of Loan Schedule. (a) Effective as of the Closing Date, the Transferor hereby sells, transfers, assigns, sets over and conveys to the Depositor, without recourse but subject to the terms of this Agreement, all right, title and interest in and to the Loans, the insurance policies relating to each such Loan, if any, and all right, title and interest in and to the proceeds of such insurance policies from and after the Closing Date.

          (b) Upon the sale of such Loans, the ownership of each related Debt Instrument, each related Mortgage and the contents of the related Loan File shall immediately vest in the Depositor and the ownership of all related records and documents with respect to each Loan prepared by or which come into the possession of the Transferor shall immediately vest in the Depositor.

          (c) Pursuant to the Sale and Servicing Agreement, the Depositor shall, on the Closing Date, irrevocably transfer, assign, set over and otherwise convey all of its right, title and interest in and to the applicable Loans and all of its rights (exclusive of its obligations) under this Agreement to the Issuer for the benefit of the Indenture Trustee.

          (d) Pursuant to the Indenture, the Issuer shall pledge to the Indenture Trustee, on the Closing Date, all of its right, title and interest in and to the Trust Estate and all of its right, title and interest in the Sale and Servicing Agreement. Section

     2.4 Delivery of Loan Documents. (a) On or prior to the Closing Date, the Transferor shall cause the Seller to deliver to the Indenture Trustee each of the following documents for each applicable Loan (collectively, the "Loan Files"):

               (i) The original Debt Instrument, endorsed by the Seller in blank or in the following form: "Pay to the order of [ ], as Indenture Trustee and Co-Owner Trustee, ___________ Trust, without recourse", with all prior and


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          intervening endorsements showing a complete chain of endorsement from origination of the Loan to the Seller;

               (ii) The original Mortgage with evidence of recording thereon (or, if the original Mortgage has not been returned from the applicable public recording office or is not otherwise available, a copy of the Mortgage certified by a Responsible Officer of the Seller or by the closing attorney or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy or commitment therefor to be a true and complete copy of the original Mortgage submitted for recording) and, if the Mortgage was executed pursuant to a power of attorney, the original power of attorney with evidence of recording thereon (or, if the original power of attorney has not been returned from the applicable public recording office or is not otherwise available, a copy of the power of attorney certified by a Responsible Officer of the Seller or by the closing attorney or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy or commitment therefor, to be a true and complete copy of the original power of attorney submitted for recording);

               (iii) The original executed Assignment of Mortgage, acceptable for recording except with respect to any currently unavailable recording information, from the Seller to the Indenture Trustee in blank or in the following form "[ ] to ______________________, ____________________, as Indenture Trustee and Co-Owner Trustee,
          _______________ Trust, without recourse";

               (iv) The original Assignment of Mortgage and any original intervening Assignments of Mortgage, with evidence of recording thereon, showing a complete chain of assignment from origination of the Loan to the Seller (or, if any such Assignment of Mortgage has not been returned from the applicable public recording office or is not otherwise available, a copy of such Assignment of Mortgage certified by a Responsible Officer of the Seller]or by the closing attorney or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy or commitment therefor to be a true and complete copy of the original Assignment submitted for recording); and

               (v) The original, or a copy certified by the Seller to be a true and correct copy of the original, of each assumption, modification, written assurance or substitution agreement, if any.

          (b) With respect to any Mortgage referred to in Section 2.4(a)(ii) above as to which the original Mortgage is not available as of the Closing Date and with respect to any Assignment of Mortgage referred to in Section 2.4(a)(iii) or 2.4(a)(iv) as to which the original Assignment of Mortgage is not available as of the Closing Date, the Transferor shall cause the Seller to deliver, prior to the Closing Date, a copy of such Mortgage or such Assignment of Mortgage, as the case may be, certified by the Seller to be a true and correct copy, to the Indenture Trustee and shall also deliver the original Mortgage, or where the original Mortgage is unavailable a copy thereof certified by the applicable public recording office, and the original Assignment of Mortgage, or where the original Assignment of Mortgage is unavailable a copy thereof certified by the applicable public recording office, to the Indenture Trustee within five


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     Business Days of receipt thereof by the Seller but in no event later than
     360 days following the date of origination of the related Loan or the date of such Assignment of Mortgage to the Seller. The failure of the Seller to deliver to the Indenture Trustee (x) any original Mortgage as required under Section 2.4(a)(ii) (or where the original is unavailable a copy thereof certified by the applicable public recording office), or (y) any original Assignment of Mortgage as required under Section 2.4(a)(iii) and
     (iv) (or where the original is unavailable a copy thereof certified by the applicable public recording office), shall not be deemed a breach of this Agreement by the Transferor for any purpose whatsoever until the expiration of such 360 day period.

     The Transferor shall cause the Seller to promptly upon receipt thereof (and in no event later than the earlier of (i) five Business Days following such receipt and (ii) 360 days after the Closing Date, deliver to the Indenture Trustee (a) the original recorded Mortgage in those instances where a certified copy thereof was delivered to the Indenture Trustee; (b) the original recorded Assignment of Mortgage or Assignment of Mortgages showing a complete chain of assignment from origination of a Loan to the Indenture Trustee in those instances where certified copies thereof were delivered to the Indenture Trustee; (c) the original policy of title insurance or title report, as applicable, or a copy certified by the Seller to be a true and correct copy in those instances where a commitment (binder) (including any marked additions thereto or deletions therefrom) to issue such policy was delivered to the Indenture Trustee; and (d) any other original documents constituting a part of a Loan File received with respect to any Home Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Loan.

     All original documents relating to the Loans that are not delivered to the Indenture Trustee are and shall be held by the Seller, in trust for the benefit of the Transferor and the Depositor or any of their assignees. In the event that any such original document is required pursuant to the terms of this Section 2.4 to be a part of a Loan File, such document shall be delivered promptly to, or upon the instruction of, the Depositor. Any original document that is not required pursuant to the terms of this Section to be a part of a Loan File shall be delivered promptly to the Seller.

     In connection with the delivery of documentation provided by this Section 2.4, the Transferor hereby appoints the Depositor its attorney with full power and authority to act in its stead for the purpose of executing and certifying assignments and endorsing and certifying promissory notes which make a part of each Loan File to cure any deficiencies in such documentation.

     If the Seller has not delivered all required documentation with respect to any Loan within the time periods, if any, specified in this Agreement, the Transferor shall be required to take action with respect to such Loan as and to the extent provided in Section 2.5 hereof.

          (c) All loan documents held by the Indenture Trustee are referred to herein as the "Indenture Trustee's Loan File." All recordings required pursuant to this Section 2.4 shall be accomplished by and at the expense of the Transferor.

     Section 2.5 Acceptance of Loans. (a) The Depositor acknowledges receipt by the Indenture Trustee on behalf of the Depositor on the Closing Date, in good faith without


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notice of adverse claims, subject to the provisions of Sections 2.5(a)(ii) and
2.5(b) of the Sale and Servicing Agreement and to any exceptions noted on the Indenture Trustee's receipt in the form annexed as Exhibit C to the Sale and Servicing Agreement of (x) the documents referred to in Section 2.4(a)(i), (ii),
(iii), (iv) and (v) above (except that any such applicable document may be endorsed in blank upon receipt) with respect to the Loans listed on the Loan Schedule delivered to the Depositor on the Closing Date; in addition, the Depositor acknowledges the assignment to it by the Transferor and the assignment by it to the Issuer of all other assets included in clauses (i) through (v) of the definition of "Trust Estate" declares that such documents and the other documents delivered to the Indenture Trustee constituting the Loan Files and all such assets and such other assets included in the definition of "Trust Estate" that are delivered to the Indenture Trustee are held or will be held in trust for the exclusive use and benefit of all present and future Securityholders.

         If in the process of reviewing the Loan Files and making or preparing the certifications referred to in the Sale and Servicing Agreement, the Indenture Trustee finds any document or documents constituting a part of a Loan File to be missing or defective in any material respect, or at the end of any 360day period referenced above finds that all recorded Assignments of Mortgage and all original Mortgages or certified copies thereof have not been delivered to it, the Indenture Trustee has agreed to promptly so notify the Transferor, the Depositor, the Seller and the Servicer. In performing any such review, the Indenture Trustee may conclusively rely on the Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Indenture Trustee's review of the items delivered to the Indenture Trustee pursuant to Section 2.5 of the Sale and Servicing Agreement, unless otherwise expressly stated in the Sale and Servicing Agreement, shall be limited solely to confirming that the documents listed in Section 2.5 of the Sale and Servicing Agreement have been executed and received, relate to the Loans in the Loan Schedule and conform as to the loan number and address and description thereof in the Loan Schedule. The Sale and Servicing Agreement also provides that upon the discovery by the Transferor, the Depositor, the Servicer or the Indenture Trustee of a breach of any of the representations and warranties made by the Transferor or the Servicer therein in respect of any Loan which materially and adversely affects the value of such Loan or the interests of the Securityholders in such Loan, the Person discovering such breach shall give prompt written notice to the other Persons set forth in this sentence.

     If the Seller has not delivered all required documentation with respect to any Loan within the time periods specified in this Agreement (as such may have been extended pursuant to Section 2.4(b) hereof), the Transferor shall be required to take action with respect to such Loan as and to the extent provided in Section 3.4 hereof.

          (b) The Transferor shall cause the Servicer to hold the Servicer's Loan File in the custody of the Servicer for the benefit of, and as agent for, the Securityholders and the Indenture Trustee as the owner thereof. It is intended by this Section 2.5(b) that the Indenture Trustee shall be deemed to have possession of the Servicer's Loan Files for purposes of
     Section 9305 of the Uniform Commercial Code of the state in which such documents or instruments are located. The Servicer has agreed to promptly report to the Indenture Trustee any failure by it to hold the Servicer's Loan File as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of such


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     documents and instruments, the Servicer has agreed not to assert any legal or beneficial ownership interest in the Loans or such documents or instruments. The Indenture Trustee shall have no duty to monitor or otherwise oversee the Servicer's performance as custodian.

          (c) If the Custodian, during the process of reviewing the Indenture Trustee's Loan Files, finds any document constituting a part of a Indenture Trustee's Loan File which is not executed, has not been received, is unrelated to any Loan identified in the Loan Schedule, does not conform to the requirements of Section 2.4 or does not conform, in all material respects, to the description thereof as set forth in the Loan Schedule, then the Custodian shall promptly so notify the Transferor, the Servicer, the Indenture Trustee, the Issuer and the Depositor. In performing any such review, the Custodian may conclusively rely on the Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Custodian's review of the Indenture Trustee's Loan Files is limited solely to confirming that the documents listed in Section 2.4 have been received and further confirming that any and all documents delivered pursuant to Section 2.4 have been executed and relate to the Loans identified in the Loan Schedule. None of the Issuer, the Depositor or the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. If a material defect in a document constituting part of a Indenture Trustee's Loan File is discovered, then Transferor shall comply with the cure, substitution and repurchase provisions of Section 3.5 hereof. Section

     2.6 Transfer of Loans; Assignment of Agreement. The Transferor hereby acknowledges and agrees that the Depositor may sell, transfer and assign its interest under this Agreement to the Depositor, who in accordance with the Sale and Servicing Agreement may assign its interest to the Indenture Trustee as may be required to effect the purposes of the Sale and Servicing Agreement, without further notice to, or consent of, the Purchaser or Transferor, and the Indenture Trustee shall succeed to such of the rights and obligations of the Depositor as shall be so assigned.

     Section 2.7 Books and Records. The sale of each Loan shall be reflected on the Transferor's balance sheets and other financial statements as a sale of assets by the Transferor to the Depositor under generally accepted accounting principles ("GAAP").

     Section 2.8 Cost of Delivery and Recordation of Documents. The costs relating to the delivery and recordation of the documents specified in this
Article II in connection with the Loans shall be borne by the Seller.

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                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     Section 3.1 Representations and Warranties as to the Transferor. The Transferor hereby represents and warrants to the Depositor, as of the Closing Date, that:

          (a) The Transferor is a [    ] corporation duly organized, validly
     existing and in good standing under the laws of the State of [    ] and has
     all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order for the Transferor to conduct such business and to perform its obligations as the Transferor hereunder and is in any event in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Loan in accordance with the terms of this Agreement;

          (b) The execution and delivery of this Agreement by the Transferor and its performance of and compliance with the terms of this Agreement will not violate the Transferor's Certificate of Incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Transferor is a party or which may be applicable to the Transferor or any of its assets;

          (c) The Transferor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Depositor, constitutes a valid, legal and binding obligation of the Transferor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (d) The Transferor is not in violation of, and the execution and delivery of this Agreement by the Transferor and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Transferor, materially and adversely affect the performance of its duties hereunder or impair the ability of the Indenture Trustee (or the Transferor as agent of the Indenture Trustee) to realize on the Loans or impair the value of the Loans;

          (e) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Transferor, threatened, before any court, administrative agency or government tribunal against the Transferor which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Transferor, or in any material impairment of the right or ability of the Transferor to carry on its business substantially as now conducted, or in any material liability on the part of the Transferor, or which would draw into question the validity of this Agreement, the Loans, or of any action taken or to be taken in connection with the obligations of the Transferor contemplated herein, or which would impair materially the ability of the Transferor to perform under the terms of this Agreement or that might prohibit its entering into this Agreement or the consummation of any of the transactions contemplated hereby;

          (f) The Transferor will examine each Subservicing Agreement and will be familiar with the terms thereof. Each designated Subservicer and the terms of each Subservicing Agreement will be required to comply with the provisions of Section 4.7 of the Sale and Servicing Agreement. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement;

          (g) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Transferor of, or compliance by the Transferor with, this Agreement or the Securities, or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date;

          (h) The collection practices used by the Seller with respect to the Loans have been, in all material respects, legal, proper, prudent and customary in the nonconforming mortgage servicing business; (i) The transactions contemplated by this Agreement are in the ordinary course of business of the Transferor;

          (i) The transactions contemplated by this Agreement are in the ordinary course of business of the Transferor.

          (j) The Transferor is duly licensed where required as a "licensee" or is otherwise qualified in each state in which it transacts business and is not in default of such state's applicable laws, rules and regulations, except where the failure to so qualify or such default would not have a material adverse effect on the ability of the Transferor to conduct its business or perform its obligations hereunder;

          (k) The Seller is an Eligible Servicer and services mortgage loans in accordance with Accepted Servicing Procedures;

          (l) This Agreement contains no untrue statement or alleged untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they will be made, not misleading

          (m) No Officers' Certificate, statement, report or other document prepared by the Transferor and furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

          (n) The Transferor is solvent and will not be rendered insolvent as a result of the performance of its obligations pursuant to this Agreement;

          (o) The Transferor has not waived any default, breach, violation or event of acceleration under any Debt Instrument or the related Mortgage;

          (p) The Transferor is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

          (q) This Agreement, the Sale and Servicing Agreement and the Custodial Agreement were each approved by the board of directors or loan committee of the Seller, which approval is reflected in the minutes of said board or committee, and will be continuously maintained from the time of its execution as an official record of the Seller.

     Section 3.2 Representations and Warranties Relating to the Loans. The Transferor represents and warrants to the Depositor as of the Closing Date that, as to each Loan, immediately prior to the sale and transfer of such Loan by the Transferor to the Depositor:

          (a) The information set forth in the Loan Schedule is complete, true and correct;

          (b) [reserved];

          (c) Each Mortgage is a valid first or second lien on a fee simple (or its equivalent under applicable state law) estate in the real property securing the amount owed by the Mortgagor under the Debt Instrument subject only to (i) the lien of current real property taxes and assessments which are not delinquent, (ii) any related first mortgage loan, (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located and specifically referred to in the title insurance policy delivered to the originator of the Loan and referred to or otherwise considered in the appraisal obtained in connection with the origination of the related Loan obtained by the Transferor and (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

          (d) Immediately prior to the sale of the Loan to the Depositor (i) the Transferor was the sole owner and holder of each Loan, (ii) each Loan was not otherwise assigned or pledged, (iii) the Transferor had good, indefeasible and marketable title thereto, (iv) the Transferor had full right to transfer and sell the Loan therein to the Depositor hereunder free and clear of any encumbrance, equity interest, participation interest, lien, pledge, charge, claim or security interest, and (v) the Transferor had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Loan to the Depositor hereunder and following the sale of each Loan by the Depositor, the Depositor will own such Loan free and clear of any encumbrance, equity interest, participation interest, lien, pledge, charge, claim or security interest;

          (e) As of the Cut-Off Date, no payment of principal or interest on or in respect of any Loan remains unpaid for 30 or more days past the date the same was due in accordance with the related Debt Instrument without regard to applicable grace periods;

          (f) No Fixed Rate Loan has a Loan Interest Rate less than 8.00% per annum and the weighted average interest rate of the Fixed Rate Loans as of the Cut-Off Date was 13.385% and no Adjustable Rate Loan has a Loan Interest Rate less than 8.625% per annum and the weighted average interest rate of the Adjustable Rate Loans as of the Cut-Off Date was 11.00%;

          (g) At origination, no Loan had an original term to maturity of greater than ____ months;

          (h) As of the Cut-Off Date, the weighted average maturity of the Loans was ____ months;

          (i) There is no mechanics' or similar lien or claim for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the premise; subject to any Mortgage which is or may be a lien prior to, or equal or coordinate with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in (af) below;

          (j) There is no delinquent tax or assessment lien against any Mortgaged Property;

          (k) Such Loan, the Mortgage, and the Debt Instrument, including, without limitation, the obligation of the Mortgagor to pay the unpaid principal of and interest on the Debt Instrument, are each not subject to any right of rescission (or any such rescission right has expired in accordance with applicable law), setoff, counterclaim, or defense, including the defense of usury, nor will the operation of any of the terms of the Debt Instrument or the Mortgage, or the exercise of any right thereunder, render either the Debt Instrument or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, setoff, counterclaim, or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim, or defense has been asserted with respect thereto;

          (l) The Mortgaged Property is free of material damage and is in good repair, and there is no pending or threatened proceeding for the total or partial condemnation of the Mortgaged Property;

          (m) The Transferor has not received a notice of default of any first mortgage loan secured by the Mortgaged Property which has not been cured by a party other than the Transferor;

          (n) Each Debt Instrument and Mortgage are in substantially the forms previously provided to the Depositor;

          (o) No Loan had, at the date of origination, a Combined Loan-to-Value Ratio in excess of ____%, and the weighted average Combined Loan-to-Value ratio of all Loans as of the Cut-Off Date was [ ]%;

          (p) The Loan was not originated in a program in which the amount of documentation in the underwriting process was limited in comparison to the originator's normal documentation requirements for similar type loans;

          (q) No more than the following percentages of the Loans by Principal Balance as of the Cut-Off Date were secured by Mortgaged Properties located in the following states.

         State                                  Percent of
                                              Principal Balance

         ----------------                         [    ]%
         ----------------                         [    ]%
         ----------------                         [    ]%
         ----------------                         [    ]%

          (r) The Loans were not selected by the Transferor for sale to the Depositor on any basis adverse to the Depositor relative to the portfolio of similar mortgage loans of the Depositor;

          (s) None of the Loans constitutes a lien on leasehold interests;

          (t) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. To the best of the Transferor's knowledge, there is no homestead or other exemption available to the related Mortgagor which would materially interfere with the right to sell the related Mortgaged Property at a trustee's sale or the right to foreclose the related Mortgage. The Mortgage contains customary and enforceable provisions for the acceleration of the payment of the Principal Balance of such Loan in the event all or any part of the related Mortgaged Property is sold or otherwise transferred without the prior written consent of the holder thereof;

          (u) Each Loan has been closed and the proceeds of such Loan have been fully disbursed, including reserves set aside by the Transferor, there is no requirement for, and the Transferor shall not make any, future advances thereunder. Any future advances made prior to the Cut-Off Date have been consolidated with the principal balance secured by the Mortgage, and such principal balance, as consolidated, bears a single interest rate and single repayment term reflected on the applicable Loan Schedule. The Principal Balance as of the Cut-Off Date does not exceed the original principal amount of such Loan. Any and all requirements as to completion of any onsite or off site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees, and expenses incurred in making, or recording such Loan have been paid and the related Mortgagor is not entitled to any refund of any amounts paid or due under the related Debt Instrument or Mortgage;

          (v) All Loans were originated in compliance with the Seller's Underwriting Guidelines and the Seller's Underwriting Guidelines conform in all material respects to the description thereof set forth in the Prospectus Supplement;

          (w) The terms of the Mortgage and Debt Instrument have not been impaired, waived, altered, or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the Depositor and which has been delivered to the Depositor. The substance of any such alteration or modification is reflected on the Loan Schedule and, to the extent necessary, has been approved by (i) the insurer under the applicable mortgage title insurance policy, and (ii) the insurer under any other insurance policy required hereunder for such Loan where such insurance policy requires approval and the failure to procure approval would impair coverage under such policy;

          (x) No instrument of release, satisfaction, subordination, rescission, waiver, alteration, or modification has been executed in connection with such Loan, no Loan has been satisfied, canceled, subordinated or rescinded, in whole or in part, and no Loan has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the insurer under any insurance policy required hereunder for such Loan where such policy requires approval and the failure to procure approval would impair coverage under such policy, and which is part of the Loan File and has been delivered to the Depositor, and the terms of which are reflected in the applicable Loan Schedule;

          (y) There is no default, breach, violation, or event of acceleration existing under the Mortgage or the Debt Instrument and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event of acceleration, and the Transferor has not waived any such default, breach, violation or event of acceleration. All taxes, governmental assessments (including assessments payable in future installments), insurance premiums, water, sewer, and municipal charges, leaseholder payments, or ground rents which previously became due and owing in respect of or affecting the related Mortgaged Property have been paid. The Transferor has not advanced funds, or induced, solicited, or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage or the Debt Instrument;

          (z) All of the improvements which were included for the purposes of determining the Appraised Value of the Mortgaged Property were completed at the time that such Loan was originated and lie wholly within the boundaries and building restriction lines of such Mortgaged Property. No improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses, and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property (including all such improvements which were included for the purpose of determining such Appraised Value) and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriters certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

          (aa) There do not exist any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, or the Mortgagor's credit standing that can be reasonably expected to cause such Loan to become delinquent or adversely affect the value or marketability of such Loan, other than any such circumstances or conditions permitted under the Seller's Underwriting Guidelines;

          (bb) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located and (ii) (A) organized under the laws of such state, (B) qualified to do business in such state, (C) federal savings and loan associations or national banks,
     (D) not doing business in such state, or (E) not required to qualify to do business in such state;

          (cc) The Debt Instrument, the Mortgage and every other agreement, if any, executed by the applicable Mortgagor in connection with such Loan, are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and except that the equitable remedy of specific performance and other equitable remedies are subject to the discretion of the courts. All parties to the Debt Instrument, the Mortgage and every other such agreement had legal capacity to execute the Debt Instrument, the Mortgage and every other such agreement and convey the estate therein purported to be conveyed, and the Debt Instrument, the Mortgage and every other such agreement have been duly and properly executed by such parties or pursuant to a valid power-of-attorney that has been recorded with the Mortgage;

          (dd) The transfer of the Debt Instrument and the Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Depositor all right, title, and interest of the Transferor thereto as note holder and mortgagee or (ii) to grant to the Depositor the security interest referred to in Section 6.7 hereof. The Mortgage has been duly assigned and the Debt Instrument has been duly endorsed. The assignment of Mortgage delivered to the Depositor pursuant to Section 2.1(a) is in recordable form and is acceptable for recording under the laws of the applicable jurisdiction. The endorsement of the Debt Instrument, the delivery to the Depositor of the endorsed Debt Instrument, and such assignment of Mortgage, and the delivery of such assignment of Mortgage for recording to, and the due recording of such assignment of Mortgage in, the appropriate public recording office in the jurisdiction in which the Mortgaged Property is located are sufficient to permit the Depositor to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Transferor, and are sufficient to prevent any other sale, transfer, assignment, pledge, or hypothecation of the Debt Instrument and Mortgage by the Seller from being enforceable;

          (ee) Any and all requirements of any federal, state, or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, or disclosure laws applicable to such Loan have been complied with, and the Seller shall maintain in its possession, available for the Depositor's inspection, and shall deliver to the Depositor or its designee upon demand, evidence of compliance with all such requirements. The consummation of the transactions contemplated by this Agreement will not cause the violation of any such laws;

          (ff) On the Closing Date, [ ]% or more (by aggregate Principal Balance) of the Loans do not constitute "real estate mortgages" for the purpose of Treasury Regulation ss.301.7701 under the Code. For this purpose a Loan does not constitute a "real estate mortgage" if:

               (i) The Loan is not secured by an interest in real property, and

               (ii) The Loan is not an "obligation principally secured by an interest in real property." For this purpose an " obligation is principally secured by an interest in real property" if it satisfies either the test set out in paragraph (1) or paragraph (2) below.

               (1) The 80percent test. An obligation is principally secured by an interest in real property if the fair market value of the interest in real property securing the obligation

                    (A) was at least equal to 80 percent of the adjusted issue price of the obligation at the time the obligation was originated (or, if later, the time the obligation was significantly modified); or

                    (B) is at least equal to 80 percent of the adjusted issue
               price of the obligation on the Closing Date.

          For purposes of this paragraph (1), the fair market value of the real property interest must be first reduced by the amount of any lien on the real property interest that is senior to the obligation being tested, and must be further reduced by a proportionate amount of any lien that is in parity with the obligation being tested, in each case before the percentages set forth in (1)(A) and (1)(B) are determined. The adjusted issue price of an obligation is its issue price plus the amount of accrued original issue discount, if any, as of the date of determination.

          (2) Alternative test. An obligation is principally secured by an interest in real property if substantially all of the proceeds of the obligation were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the obligation. For purposes of this test, loan guarantees made by the United States or any state (or any political subdivision, agency, or instrumentality of the United States or of any state), or other third party credit enhancement are not viewed as additional security for a loan. An obligation is not considered to be secured by property other than real property solely because the obligor is personally liable on the obligation. For this purpose only, substantially all of the proceeds of the obligations means 66% or more of the gross proceeds.

          (gg) Such Loan, if a first lien, is covered by an ALTA mortgage title insurance policy or such other generally used and acceptable form of policy and such Loan, if a second lien, is covered by a PERT policy, issued by and the valid and binding obligation of a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Transferor, and its successors and assigns, as to the first priority lien, of the Mortgage in the original principal amount of such Loan. The assignment to the Depositor of the Transferor's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer. Such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Depositor upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgage title insurance policy and neither the Transferor nor any prior holder of the Mortgage has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

          (hh) All improvements upon the Mortgaged Property are insured against loss by fire, hazards of extended coverage, and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.8 of the Sale and Servicing Agreement. If the Mortgaged Property at origination was located in an area identified on a flood hazard boundary map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), such Mortgaged Property was covered by flood insurance at origination. Each individual insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Indenture Trustee upon the consummation of the transactions contemplated by this Agreement, and contain a standard mortgagee clause naming the originator of such Loan, and its successors and assigns, as mortgagee and loss payee. All premiums thereon have been paid. The Mortgage obligates the Mortgagor to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor, and neither the Transferor nor any prior holder of the Mortgage has acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect, and enforceability thereof;

          (ii) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Depositor or its assignees to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

          (jj) The Mortgaged Property consists of one or more parcels of real property separately assessed for tax purposes. Each Mortgaged Property is improved by a one-to-four-family residential dwelling, which does not include (i) a unit in a cooperative apartment, (ii) a property constituting part of a syndication, (iii) a time share unit, (iv) a property held in trust, (v) a mobile home, (vi) a manufactured dwelling, (vii) a log-constructed home, or (viii) a recreational vehicle, and each such Mortgaged Property does not constitute other than real property under applicable state law;

          (kk) There exist no material deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made or which the Transferor expects not to be cured, and no escrow deposits or payments of other charges or payments due the Transferor have been capitalized under the Mortgage or the Debt Instrument;

          (ll) Such Loan was not originated at a below market interest rate. Such Loan does not have a shared appreciation feature, or other contingent interest feature;

          (mm) The origination and collection practices used by the Transferor with respect to such Loan have been in all respects legal, proper, prudent, and customary in the mortgage origination and servicing business;

          (nn) The Mortgagor has, to the extent required by applicable law, executed a statement to the effect that the Mortgagor has received all disclosure materials, if any, required by applicable law with respect to the making of mortgage loans. The Servicer shall maintain or cause to be maintained such statement in the Loan File;

          (oo) All amounts received by the Transferor with respect to such Loan after the Cut-Off Date and required to be deposited in the Certificate Distribution Account or Collection Account have been so deposited in the Certificate Distribution Account or Collection Account and are, as of the Closing Date in the Certificate Distribution Account or Collection Account;

          (pp) Any appraisal report with respect to a Mortgaged Property contained in the Loan File was signed prior to the approval of the application for such Loan by a qualified appraiser, duly appointed by the originator of such Loan, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof and whose compensation is not affected by the approval or disapproval of such application;

          (qq) When measured by the Cut-Off Date Principal Balances as of the Cut-Off Date, the Mortgagors with respect to at least 99.00% of the Loans represented at the time of origination that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

          (rr) Each Debt Instrument is payable on the _____ day of each month. The Loan Interest Rate and Monthly Payment with respect to the Adjustable Rate Loans are adjusted in accordance with the terms of the related Debt Instrument. All required notices of interest rate and payment amount adjustments have been sent to the Mortgagor on a timely basis and the computations of such adjustments were properly calculated. Installments of interest on the Adjustable Rate Loans are subject to change due to the adjustments to the Loan Interest Rate on each Interest Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Loan fully by the stated maturity date over an original term of no more than 30 years from the closing date of the Loan. All Loan Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Debt Instrument. Any interest required to be paid pursuant to state and local law has been properly paid and credited. As of the Cut-Off Date, for each Adjustable Rate Loan, the Lifetime Cap is not lower than approximately ____% per annum, the Lifetime Floor is not lower than approximately ____% per annum, the Gross Margin is not less than approximately ____%, the related Debt Instrument does not provide for negative amortization, limits in the amount of monthly payments or a conversion feature, the Loan Interest Rate is subject to adjustment on each Interest Adjustment Date to equal the sum of the Index, plus the applicable Gross Margin, subject to rounding, the Periodic Rate Cap, the applicable Lifetime Floor and the applicable Lifetime Cap on each Interest Adjustment Date;

          (ss) To the best of the Transferor's knowledge, there exists no violation of any local, state, or federal environmental law, rule or regulation in respect of the Mortgaged Property which violation has or could have a material adverse effect on the market value of such Mortgaged Property. The Transferor has no knowledge of any pending action or proceeding directly involving the related Mortgaged Property in which compliance with any environmental law, rule or regulation is in issue; and, to the best of the Transferor's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and employment of such Mortgaged Property;

          (tt) With respect to second lien Loans:

               (i) the Transferor has no knowledge that the Mortgagor has received notice from the holder of the prior mortgage that such prior mortgage is in default;

               (ii) no consent from the holder of the prior mortgage is needed for the creation of the second lien Mortgage or, if required, has been obtained and is in the related Loan File;

               (iii) if the prior mortgage has a negative amortization, the Combined Loan-to-Value Ratio was determined using the maximum loan amount of such prior mortgage;

               (iv) the related first mortgage loan encumbering the related Mortgaged Property does not have a mandatory future advance provision;

               (v) except with respect to ____% of the second Loans which are Balloon Loans, the related prior loan requires equal monthly payments; and

               (vi) the maturity date of the Loan is prior to the maturity date of the related prior lien if such provides for a balloon payment; (uu) Each Loan conforms, and all such Loans in the aggregate conform, to the individual and aggregate descriptions thereof in the Prospectus Supplement;

          (uu) Each Loan conforms, and all such Loans in the aggregate conform, to the individual and aggregate descriptions thereof in the Prospectus Supplement.

          (vv) [reserved];

          (ww) To the best of the Transferor's knowledge, no error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, a builder or developer, or any other party involved in the origination of the Loan or in the application of any insurance in relation to such Loan;

          (xx) Each Debt Instrument held by the Depositor is the sole original Debt Instrument and no copies exist which are not stamped duplicate;

          (yy) Each Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Transferor;

          (zz) No more than ____% of the Fixed Rate Loans, and ____% of the Adjustable Rate Loans are secured by properties sharing a single zip code;

          (aaa) Except with respect to ____% of the Loans which are balloon loans, with respect to each Loan, the payments required of the related Mortgagor are and will be such that the Loan will fully amortize over its term;

          (bbb) No Loan contains any provisions pursuant to which payments are paid or partially paid with funds deposited in any separate account established by the Transferor, the Mortgagor or anyone else on behalf of the Mortgagor, or paid by any source other than the Mortgagor. No Loan contains any other similar provision which may constitute a "buydown" provision. No Loan is a graduated payment mortgage loan. No Loan has a shared appreciation or other contingent interest feature;

          (ccc) The Loans are not being transferred with any intent to hinder, delay or defraud any creditor;

          (ddd) No Mortgagor has or will have a claim or defense under any express or implied warranty or otherwise with respect to goods or services provided under such Loan;

          (eee) The Mortgage and the Debt Instrument contain the entire agreement of the parties and all obligations of the seller or subcontractor under the related Loan, no other agreement defines, modifies, or expands the obligations of the seller or subcontractor under the Loan.

     Section 3.3 Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Transferor, as of the date of execution of this Agreement and the Closing Date, that:

          (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order for the Depositor to conduct such business and to perform its obligations as the Depositor hereunder, and in any event the Depositor is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Loans, and had at all relevant times, full corporate power to originate or purchase the Loans, to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

          (b) The execution and delivery of this Agreement by the Depositor and its performance of and compliance with the terms of this Agreement will not violate the Depositor's articles of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or which may be applicable to the Depositor or any of its assets;

          (c) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Transferor, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (d) The Depositor is not in violation of, and the execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or materially and adversely affect the performance of its duties hereunder;

          (e) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Depositor, threatened, before any court, administrative agency or governmental tribunal against the Depositor which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Depositor, or in any material impairment of the right or ability of the Depositor to carry on its business substantially as now conducted, or in any material liability on the part of the Depositor, or which would draw into question the validity of this Agreement, the Loans, or of any action taken or to be taken in connection with the obligations of the Depositor contemplated herein, or which would impair materially the ability of the Depositor to perform under the terms of this Agreement or that might prohibit its entering into this Agreement or the consummation of any of the transactions contemplated hereby;

          (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement, or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date;

          (g) The Depositor acquired title to the Loans in good faith, without notice of any adverse claim;

          (h) The collection practices used by the Depositor with respect to the Loans have been, in all material respects, legal, proper, prudent and customary in the nonconforming mortgage servicing business;

          (i) No Officers' Certificate, statement, report or other document prepared by the Depositor and furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

          (j) The Depositor is duly licensed where required as a "Licensee" or is otherwise qualified in each state in which it transacts business and is not in default of such state's applicable laws, rules and regulations, except where the failure to so qualify or such default would not have a material adverse effect on the ability of the Depositor to conduct its business or perform its obligations hereunder;

          (k) The Depositor does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

          (l) This Agreement contains no untrue statement or alleged untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they will be made, not misleading;

          (m) The Depositor is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended; and

          (n) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Depositor.

     Section 3.4 Purchase and Substitution.

          (a) It is understood and agreed that the representations and warranties set forth in Article III, shall survive the conveyance of the Loans to the Depositor. Upon discovery by the Depositor or any of its assignees of a breach of any of such representations and warranties which materially and adversely affects the value of the Loans or the interest of the Securityholders, or which materially and adversely affects the interests of the Securityholders in the related Loan in the case of a representation and warranty relating to a particular Loan (notwithstanding that such representation and warranty was made to the Transferor's best knowledge), the party discovering such breach shall give prompt written notice to the others. The Transferor shall within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, promptly cure such breach in all material respects. If, however, within 60 days after the earlier of the Transferor's discovery of such breach or the Transferor's receiving notice thereof such breach has not been remedied by either the Transferor and such breach materially and adversely affects the interests of the Securityholders or in the related Loan (the "Defective Loan"), the Transferor shall on or before the Determination Date next succeeding the end of such 60day period either (i) remove such Defective Loan from the Issuer (in which case it shall become a "Deleted Loan") and substitute one or more Qualified Substitute Loans in the manner and subject to the conditions set forth in this Section 3.4 or
     (ii) purchase such Defective Loan at a purchase price equal to the Purchase Price by depositing such Purchase Price in the Collection Account. The Transferor shall provide the Depositor with a certification of a Responsible Officer on the Determination Date next succeeding the end of such 60day period indicating whether the Purchaser is purchasing the Defective Loan or substituting in lieu of such Defective Loan a Qualified Substitute Loan.

     Any substitution of Loans pursuant to this Section 3.4(a) and Section 2.5(b) shall be accompanied by payment by the Transferor of the Substitution Adjustment, if any, to be deposited in the Collection Account. For purposes of calculating the Available Collection Amount for any Distribution Date, amounts paid by the Purchaser or [ ] pursuant to this Section 3.4 in connection with the repurchase or substitution of any Defective Loan that are on deposit in the Collection Account as of the Determination Date for such Distribution Date shall be deemed to have been paid during the related Due Period and shall be transferred to the Note Distribution Account as part of the Available Collection Amount to be retained therein or transferred to the Certificate Distribution Account, if applicable, pursuant to Section 5.1(c) of the Sale and Servicing Agreement.

     As to any Deleted Loan for which the Transferor substitutes a Qualified Substitute Loan or Loans, the Transferor shall effect such substitution by delivering to the Depositor (i) a certification executed by a Responsible Officer of the Transferor to the effect that the Substitution Adjustment has been credited to the Collection Account and (ii) the documents constituting the Indenture Trustee's Loan File for such Qualified Substitute Loan or Loans.

          (b) The Transferor shall cause the Seller to deposit in the Collection Account all payments received in connection with such Qualified Substitute Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Loans on or before the date of substitution will be retained by the Transferor. The Depositor will be entitled to all payments received on the Defective Loan on or before the date of substitution, and the Transferor, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Loan. The Transferor shall give written notice to the Depositor that such substitution has taken place and the Servicer shall amend the Loan Schedule to reflect (i) the removal of such Defective Loan from the terms of this Agreement and (ii) the substitution of the Qualified Substitute Loan. The Transferor shall promptly deliver to the Depositor, a copy of the amended Loan Schedule. Upon such substitution, such Qualified Substitute Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Transferor shall be deemed to have made with respect to such Qualified Substitute Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Section 3.1. On the date of such substitution, the Transferor, will deposit into the Collection Account an amount equal to the related Substitution Adjustment, if any. In addition, on the date of such substitution, the Depositor and its assigns shall cause the Indenture Trustee to release the Deleted Loan from the lien of the Indenture and the Issuer will cause such Qualified Substitute Loan to be pledged to the [Indenture Trustee] under the Indenture as part of the Trust Estate.

          (c) It is understood and agreed that the obligations of the Transferor set forth in this Section 3.5 to cure, purchase or substitute for a Defective Loan constitute the sole remedies of the Depositor and its assigns hereunder respecting a breach of the representations and warranties contained in Section 3.1. Any cause of action against the Transferor relating to or arising out of a defect in a Indenture Trustee's Loan File as contemplated by Section 2.6 or against the Transferor relating to or arising out of a breach of any representations and warranties made in
     Section 3.1 shall accrue as to any Loan upon (i) discovery of such defect or breach by any party and notice thereof to the Transferor or notice thereof by the Transferor to the Depositor or its assigns, (ii) failure by the Transferor or the Seller to cure such defect or breach or purchase or substitute such Loan as specified above, and (iii) demand upon the Transferor, as applicable, by the Depositor or its assigns for all amounts payable in respect of such Loan.

          (d) None of the Depositor or its assigns shall have any duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition requiring the repurchase or substitution of any Loan pursuant to this Section or the eligibility of any Loan for purposes of this Agreement.

          (e) With respect to all Defective Loans or other Loans repurchased by the Transferor pursuant to this Agreement, upon the deposit of the Purchase Price therefor in the Note Distribution Account, the Depositor or its assigns shall assign to the Transferor, as the case may be, without recourse, representation or warranty, all its title and interest in and to such Defective Loans or Loans, which right, title and interest were conveyed to the Depositor pursuant to Section 2.3.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                   ARTICLE IV
                                 THE TRANSFEROR

     Section 4.1 Covenants of the Transferor. The Transferor covenants to the Depositor as follows:

          (a) The Transferor shall cooperate with the Depositor in making available all information and taking all steps reasonably necessary to permit accountants' letters to be delivered as necessary.

          (b) The Transferor agrees to satisfy or cause to be satisfied on or prior to the Closing Date, all of the conditions to the Depositor's obligations set forth in Section 5.1 hereof that are within the Transferor's (or its agents') control.

          (c) The Transferor hereby agrees to do all acts, transactions, and things and to execute and deliver all agreements, documents, instruments, and papers by and on behalf of the Transferor as the Depositor or its counsel may reasonably request in order to consummate the transfer of the Loans to the Depositor and the subsequent transfer thereof to the Depositor.

     Section 4.2 Merger or Consolidation. The Transferor will keep in full effect its existence, rights and franchises as a [ ] corporation and will obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Loans and to perform its duties under this Agreement.

     Section 4.3 Indemnification. (a) The Transferor agrees to indemnify and to hold the Depositor harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Depositor may sustain in any way related to the failure of the Transferor to perform its duties in compliance with the terms of this Agreement. The Depositor shall immediately notify the Transferor if a claim is made by a third party with respect to this Agreement, and the Transferor shall have the right to assume the defense of any such claim and will pay or cause to be paid all expenses in connection therewith, including reasonable counsel fees, and will promptly cause to be paid, discharged and satisfied, any judgment or decree which may be entered against the Transferor or the Depositor in respect of such claim. Pursuant to the Sale and Servicing Agreement, the Trustee shall reimburse the Depositor in accordance with the Loan Purchase Agreement for all amounts advanced by the Depositor in accordance with the preceding sentence except when the claim relates directly to the failure of the Transferor to perform its duties in compliance with the terms of this Agreement.

         [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ARTICLE V
                              CONDITIONS OF CLOSING

     Section 5.1 Conditions of Depositor's Obligations. The obligations of the Depositor to purchase the Loans will be subject to the satisfaction on the Closing Date and on each Subsequent Transfer Date of the following conditions. Upon payment of the purchase price for the Loans, such conditions shall be deemed satisfied or waived.

          (a) Each of the obligations of the Transferor required to be performed by it on or prior to the Closing Date or such Subsequent Transfer Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Transferor under this Agreement shall be true and correct as of the Closing Date or such Subsequent Transfer Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement.

          (b) The Loans will be acceptable to the Depositor, in its sole discretion.

          (c) The Depositor shall have received the Loan Schedule and an executed receipt acknowledging the delivery of consideration in exchange for the Loans.

          (d) The Transferor shall have furnished the Depositor with such other certificates of its officers or others and such other documents or opinions as the Depositor or its counsel may reasonably request.

     Section 5.2 Conditions of Transferor's Obligations. The obligations of the Transferor under this Agreement shall be subject to the satisfaction, on the Closing Date or such Subsequent Transfer Date and on each Subsequent Transfer Date, of the following conditions:

          (a) Each of the obligations of the Depositor required to be performed by it at or prior to the Closing Date or such Subsequent Transfer Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Depositor contained in this Agreement shall be true and correct as of the Closing Date or such Subsequent Transfer Date.

          (b) The Transferor shall have received an executed receipt acknowledging delivery of the Loans and the Loan Schedule to the Depositor.

          (c) The Depositor shall have furnished the Transferor with such other certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Transferor may reasonably request.

     Section 5.3 Termination of Depositor's Obligations. The Depositor may terminate its obligations hereunder by notice to the Transferor at any time before delivery of and payment of the purchase price for the Loans if: (a) any of the conditions set forth in Section 5.1 are not satisfied when and as provided therein; (b) there shall have been the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Transferor, or for the winding up or liquidation of the affairs of the Transferor; (c) there shall have been the consent by the Transferor to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Transferor or of or relating to substantially all of the property of the Transferor; (d) any purchase and assumption agreement with respect to the Transferor or the assets and properties of the Transferor shall have been entered into; or (e) a Termination Event shall have occurred. The termination of the Depositor's obligations hereunder shall not terminate the Depositor's rights hereunder or its right to exercise any remedy available to it at law or in equity.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                   ARTICLE VI
                                  MISCELLANEOUS

     Section 6.1 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to: the address for the Transferor and the Depositor set forth in Section 12.6 of the Sale and Servicing Agreement. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Securityholders shall be effective upon mailing or personal delivery.

     Section 6.2 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

     Section 6.3 Agreement of Transferor. The Transferor agrees to execute and deliver such instruments and take such actions as the Depositor may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

     Section 6.4 Survival. The parties to this Agreement agree that the representations, warranties and agreements made by each of them herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party hereto, notwithstanding any investigation heretofore or hereafter made by such other party or on such other party's behalf, and that the representations, warranties and agreements made by the parties hereto in this Agreement or in any such certificate or other instrument shall survive the delivery of and payment for the Loans.

     Section 6.5 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 6.6 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as expressly permitted by the terms hereof, this Agreement may not be assigned, pledged or hypothecated by any party hereto to a third party without the written consent of the other party to this Agreement; provided, however, that the Depositor may assign its rights hereunder without the consent of the Transferor.

     Section 6.7 Confirmation of Intent; Grant of Security Interest. It is the intention of the parties hereto that the conveyance by the Transferor of the Trust Estate to the Depositor shall constitute a purchase and sale of such Trust Estate and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced hereby constitutes a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Transferor shall be deemed to have granted and hereby grants to the Depositor, a first priority perfected security interest in all of the Transferor's right, title and interest in, to and under the Trust Estate to secure a loan in an amount equal to the purchase price of the Loans.

     Section 6.8 Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

     Section 6.9 Amendments. This Agreement may be amended from time to time by the Transferor and the Depositor by written agreement.

     Section 6.10 Third Party Beneficiaries. The Transferor intends that the Issuer and the Indenture Trustee are third party beneficiaries of each of the Transferor's representations and warranties and covenants stated herein.

     Section 6.11 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

     Section 6.12 Execution in Counterparts.

     This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties to this Loan Purchase Agreement have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                 HOME EQUITY SECURITIZATION CORP., as Depositor


                                 By:___________________________
                                    Name:
                                    Title:



                                 [       ], as Transferor


                                 By:___________________________
                                    Name:
                                    Title:

STATE OF [           ]

COUNTY OF [          ]

     On ________________,[ ] before me, ______________, a Notary Public in and for said County and State, personally appeared __________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                                    ------------------------------
                                            Notary Public

STATE OF [              ]

COUNTY OF [             ]

     On _________________,[ ] before me, ______________, a Notary Public in and for said County and State, personally appeared _______________., personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                                    ------------------------------
                                            Notary Public

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I DEFINITIONS .........................................................2

         Section 1.1 Definitions. .............................................2

ARTICLE II PURCHASE, SALE AND CONVEYANCE OF LOANS .............................7

         Section 2.1 Agreement to Purchase.................................... 7

         Section 2.2 Purchase Price. ..........................................7

         Section 2.3 Conveyance of Loans; Possession of LoanSchedule...........7

         Section 2.4 Delivery of Loan Documents. ..............................7

         Section 2.5 Acceptance of Loans. .....................................9

         Section 2.6 Transfer of Loans; Assignment of Agreement. .............11

         Section 2.7 Books and Records. ......................................11

         Section 2.8 Cost of Delivery and Recordation of Documents ...........11

ARTICLE III REPRESENTATIONS AND WARRANTIES ...................................12

         Section 3.1 Representations and Warranties as to the  Transferor.....12

         Section 3.2 Representations and Warranties Relating to the Loans. ...14

         Section 3.3 Representations and Warranties of the Depositor..........24

         Section 3.4 Purchase and Substitution. ..............................26

ARTICLE IV THE TRANSFEROR ....................................................29

         Section 4.1 Covenants of the Transferor. ............................29

         Section 4.2 Merger or Consolidation. ................................29

         Section 4.3 Indemnification. ........................................29

ARTICLE V CONDITIONS OF CLOSING ..............................................30

         Section 5.1 Conditions of Depositor's Obligations. ..................30

         Section 5.2 Conditions of Transferor's Obligations. .................30

         Section 5.3 Termination of Depositor's Obligations. .................30

ARTICLE VI MISCELLANEOUS .....................................................32

         Section 6.1 Notices. ................................................32

         Section 6.2 Severability of Provisions. .............................32

         Section 6.3 Agreement of Transferor. ................................32

         Section 6.4 Survival. ...............................................32

         Section 6.5 Effect of Headings and Table of Contents. ...............32

         Section 6.6 Successors and Assigns. .................................32

         Section 6.7 Confirmation of Intent; Grant of Security Interest. .....32

         Section 6.8 Miscellaneous. ..........................................33

         Section 6.9 Amendments. .............................................33

         Section 6.10 Third Party Beneficiaries. .............................33

         Section 6.11 GOVERNING LAW; CONSENT TO JURISDICTION;
                        WAIVER OF JURY TRIAL .................................33

         Section 6.12 Execution in Counterparts. .............................33

                        MORTGAGE LOAN PURCHASE AGREEMENT


                        HOME EQUITY SECURITIZATION CORP.


                                    DEPOSITOR


                                       and


                        [-------------------------------]


                                   TRANSFEROR




                          Dated as of [______________]